                                                                  Exhibit 10.10

                               STOCK EXCHANGE AGREEMENT

                                        AMONG

                    TRACK 'N TRAIL, INC., A DELAWARE CORPORATION,

                                BARBARA J. SUECHTING,

                                  DEBORAH SUECHTING,

                    DAVID L. SUECHTING, JR. AND JACKIE SUECHTING,
                       TRUSTEES OF THE SUECHTING FAMILY TRUST,

                                         AND

                      TRACK 'N TRAIL, A CALIFORNIA CORPORATION


                                 ___________ __, 1997

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE 1 - EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . .  1
    1.1     Closing Date. . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2     Exchange of Shares. . . . . . . . . . . . . . . . . . . . . .   2
    1.3     Delivery of Shares at Closing . . . . . . . . . . . . . . . .   2
    1.4     Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE SUECHTINGS. . . . . . .   2
    2.1     Capacity; . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.2     Status of TNT-CA Shares . . . . . . . . . . . . . . . . . . .   3
    2.3     Conflicts, Consents and Approval. . . . . . . . . . . . . . .   3
    2.4     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.5     Investment Intent; Restricted Securities. . . . . . . . . . .   3
    2.6     Legends . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF TNT-DE. . . . . . . . . . .   4
    3.1     Corporate Power and Authority . . . . . . . . . . . . . . . .   4
    3.2     Conflicts; Consents; Approvals. . . . . . . . . . . . . . . .   5
    3.3     TNT-DE Shares . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 4 - COVENANTS AND CONSENTS OF THE PARTIES . . . . . . . . . . . .   5
    4.1     Mutual Covenants. . . . . . . . . . . . . . . . . . . . . . .   5
    4.2     Covenants of TNT-DE . . . . . . . . . . . . . . . . . . . . .   5
    4.3     Consent of TNT-CA . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 5 - CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   6
    5.1     Mutual Conditions . . . . . . . . . . . . . . . . . . . . . .   6
    5.2     Additional Conditions to Obligations of TNT-DE. . . . . . . .   6
    5.3     Additional Conditions to Obligations of Suechtings. . . . . .   6

ARTICLE 6 - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .   7
    6.1     Indemnification by Suechtings . . . . . . . . . . . . . . . .   7
    6.2     Notice and Right To Defend Third-Party Claims . . . . . . . .   7

ARTICLE 7 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   8
    7.1     Survival of Representations and Warranties. . . . . . . . . .   8
    7.2     Termination . . . . . . . . . . . . . . . . . . . . . . . . .   8
    7.3     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .   9
    7.4     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.5     Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.6     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.7     Governing Law . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.8     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .   9


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

    7.9     Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.10    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                               STOCK EXCHANGE AGREEMENT


         THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of _________, 1997, by and among TRACK 'N TRAIL, INC., a Delaware corporation ("TNT-DE"), BARBARA J. SUECHTING ("BJS"), DEBORAH SUECHTING ("DS"), and DAVID L. SUECHTING, JR. and JACKIE SUECHTING, trustees ("Trustees") of THE SUECHTING FAMILY TRUST (the "Trust") (BJS, DS and the Trust are hereinafter collectively referred to as the "Suechtings"), and for purposes of
Section 3.1(b) and 4.3 only, TRACK 'N TRAIL, a California corporation
("TNT-CA").


                                       RECITALS

    A. The Trust is the owner of 13,816 shares of the issued and outstanding common stock of TNT-CA (the "Trust Shares"), BJS is the owner of 18,000 shares of the issued and outstanding common stock of TNT-CA (the "BJS Shares"), and DS is the owner of 9,000 shares of the issued and outstanding common stock of TNT-CA (the "DS Shares").

    B. The Trust Shares, BJS Shares and DS Shares (collectively, the "TNT-CA Shares") constitute all of the issued and outstanding capital stock of TNT-CA.

    C. The Suechtings desire to exchange the TNT-CA Shares for shares of the common stock of TNT-DE, on the terms and subject to the conditions set forth herein.

    D. The respective boards of directors of TNT-DE and TNT-CA have determined the stock exchange in the manner contemplated herein to be desirable and in the best interests of their respective corporations and, by resolutions duly adopted, have approved and adopted this Agreement.

                                      AGREEMENT

         NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:


                                      ARTICLE 1

                                  EXCHANGE OF SHARES

    1.1 CLOSING DATE. The date on which the Closing is held shall be referred to as the "Closing Date." Subject to the satisfaction of the conditions to closing set forth in Article 5, the closing of the exchange of shares contemplated hereby (the "Closing") shall be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, at such time and date specified by the parties, which date shall be as soon as practicable, but in any event not later than five (5) business days prior to the effectiveness of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") by TNT-DE on March 12, 1997, SEC File No. 333-23195 (the "Registration Statement"), or at such other time and place as the parties may agree.

    1.2 EXCHANGE OF SHARES. On the terms and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, each of the Suechtings shall transfer, convey and assign all of their respective TNT-CA Shares to TNT-DE and shall receive in exchange therefor that number of newly issued shares of the Common Stock, $.01 par value per share, of TNT-DE (the "TNT-DE Common Stock") determined by multiplying the number of TNT-CA Shares owned by each of them by 100.63723 (the "Exchange Ratio"), rounded upward to the nearest whole number. The exchange of the TNT-CA Shares for shares of TNT-DE Common Stock pursuant to this Agreement is hereinafter referred to as the "Exchange." The shares of TNT-DE Common Stock to be issued by TNT-DE pursuant to the Exchange are hereinafter collectively referred to as the "TNT-DE Shares."

    1.3 DELIVERY OF SHARES AT CLOSING. At the Closing, the Trust shall deliver to TNT-DE certificates evidencing the Trust Shares, BJS shall deliver to TNT-DE certificates evidencing the BJS Shares and DS shall deliver to TNT-DE certificates evidencing the DS Shares, each duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto against delivery by TNT-DE of the respective number of TNT-DE Shares determined pursuant to Section
1.2 hereof.

    1.4 TAX TREATMENT. The parties intend that the Exchange will qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code of 1986, as amended.


                                      ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF THE SUECHTINGS

    The Suechtings represent and warrant to TNT-DE as follows:

    2.1  CAPACITY; AUTHORITY; ENFORCEABILITY.

         (a) Each of BJS and DS has all requisite capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement.
The Trustees are the sole trustees under the Trust and have all requisite power and authority necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to execute, deliver and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by the Trustees pursuant to this Agreement.

         (b) This Agreement constitutes the legal, valid and binding obligation of each of BJS, DS and the Trust enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

    2.2 STATUS OF TNT-CA SHARES. There are no voting trusts, stockholders agreements, proxies or other similar agreements or understandings in effect with respect to the voting or transfer of any of the TNT-CA Shares. The TNT-CA Shares constitute all of the issued and outstanding capital stock of TNT-CA.

    2.3 CONFLICTS, CONSENTS AND APPROVAL. Neither the execution and delivery of this Agreement by any of the Suechtings nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require any consent under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of TNT-CA or the TNT-CA Shares under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which TNT-CA or the Suechtings or any of them is a party, including, without limitation, the trust agreement or other instruments governing the organization and operation of the Trust.

    2.4 TITLE. Each of the Trust, BJS and DS is the sole owner of, and has, or will have as of the Closing Date, good and marketable title to and possession of, the Trust Shares, BJS Shares and DS Shares, respectively, free and clear of any lien, claim, voting trust, proxy, arrangement, security interest, mortgage, pledge, encumbrance, agreement, right or restriction (other than restrictions related to the status of the TNT-Shares as "restricted securities" for purposes of federal and state securities laws) of any kind whatsoever (collectively, "Liens") and, upon consummation of the Exchange, TNT-DE shall acquire good and marketable title to the TNT-CA Shares, free and clear of any Liens.

    2.5 INVESTMENT INTENT; RESTRICTED SECURITIES. The TNT-DE Shares to be received by the each of the Suechtings pursuant to the Exchange will be acquired for investment for each of the Trust's, BJS' and DS' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; PROVIDED, HOWEVER, that if the Registration Statement is declared effective by the Commission, the Suechtings may sell such TNT-DE Shares pursuant to the Registration Statement. Each of the Suechtings understands that the TNT-DE Shares to be received hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities Act") or an exemption therefrom, and that if the Registration Statement is not declared effective or in the absence of any other effective registration statement covering such TNT-DE Shares or an available exemption from registration under the Securities Act, the TNT-DE Shares must be held indefinitely. In particular, each of the Suechtings is aware that the TNT-DE Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

    2.6 LEGENDS. It is understood that the certificates evidencing the TNT-DE Shares may bear one or all of the following legends:

         (a) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act or another applicable exemption."

         (b) Any legend required by the laws of the State of California or other jurisdiction.


                                      ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF TNT-DE AND TNT-CA

    3.1  CORPORATE POWER AND AUTHORITY; ENFORCEABILITY.

         (a) TNT-DE represents to the Suechtings that: (i) it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TNT-DE; and (iii) this Agreement has been duly executed and delivered by TNT-DE and constitutes the legal, valid and binding obligation of TNT-DE enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (b) TNT-CA represents to the Suechtings that: (i) it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to be performed by it; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TNT-CA; and (iii) this Agreement has been duly executed and delivered by TNT-DE and constitutes the legal, valid and binding obligation of TNT-CA enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

    3.2 CONFLICTS; CONSENTS; APPROVALS. TNT-DE represents to the Suechtings that neither the execution and delivery of this Agreement by TNT-DE, nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require any consent under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of TNT-DE or the TNT-DE Shares under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which TNT-DE is a party.

    3.3 TNT-DE SHARES. TNT-DE represents to the Suechtings that, when issued, the TNT-DE Shares shall not be subject to any statutory or contractual preemptive rights, and when received by the Suechtings in exchange for the TNT-CA Shares, shall be duly authorized, validly issued, fully paid and nonassessable.


                                      ARTICLE 4

                        COVENANTS AND CONSENTS OF THE PARTIES

         The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

    4.1 MUTUAL COVENANTS. Each of the parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate the Exchange and the transactions contemplated by this Agreement and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request.

    4.2  COVENANTS OF TNT-DE.

         (a) ASSUMPTION OF 1996 STOCK OPTION PLAN. On or before the Closing, the TNT-CA 1996 Stock Option Plan (the "Plan") shall be amended to substitute TNT-DE as sponsor thereunder and TNT-DE shall assume and thereafter perform all obligations of sponsor under the Plan. The options outstanding under the Plan as of the Closing (the "Outstanding Options") shall be exercisable for that number of shares, rounded up to the nearest whole number, of TNT-DE Common Stock equal to the number of shares of TNT-CA Common Stock previously issuable under such options multiplied by the Exchange Ratio, and the exercise price of each Outstanding Option shall correspondingly be divided by the Exchange Ratio.

    4.3 CONSENT OF TNT-CA TO ASSUMPTION OF PLAN. TNT-CA hereby consents to the amendment, effective upon the Closing, of the Plan to substitute TNT-DE as sponsor thereunder and to the amendments of the Outstanding Options described in
Section 4.2.


                                      ARTICLE 5

                                      CONDITIONS

    5.1 MUTUAL CONDITIONS. The obligations of the parties hereto to consummate the Exchange shall be subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Exchange shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any governmental authority which prevents the consummation of the Exchange.

         (b) All authorizations, consents and approvals (contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than TNT-CA or TNT-DE) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.

    5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TNT-DE. The obligations of TNT-DE to consummate the Exchange and the transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following additional conditions unless waived by TNT-DE:

         (a)  The representations and warranties of the Suechtings set forth in
Article 2 shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

         (b) The Suechtings shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Closing Date.

    5.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SUECHTINGS. The obligations of the Suechtings to consummate the Exchange and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following additional conditions:

         (a) The representations and warranties of TNT-DE and TNT-CA set forth in Article 3 shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

         (b) TNT-DE shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.


                                      ARTICLE 6

                                   INDEMNIFICATION

    6.1 INDEMNIFICATION BY SUECHTINGS. Each of the Suechtings agrees to indemnify TNT-DE and its affiliates, directors, officers, shareholders, agents and employees against and hold each of them harmless from any and all losses, liabilities, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, counsel fees and disbursements, expert fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity which any such indemnified party may suffer or incur by reason of the inaccuracy of any representation or warranty of the Suechtings to TNT-DE in Article 2 of this Agreement.

    6.2  NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS.

         (a) Upon receipt of written notice of any claim, demand or assessment or the commencement of any suit, action or proceeding in respect of which indemnity may be sought on account of the indemnity contained in Section 6.1, the party seeking indemnification (the "Indemnitee") shall promptly, but in no event later than twenty (20) days prior to the date a response or answer thereto is due (unless a response or answer is due within fewer than twenty (20) days from the date of Indemnitee's receipt of notice thereof), inform the party against whom indemnification is sought (the "Indemnitor") in writing thereof. The failure, refusal or neglect of such Indemnitee to notify the Indemnitor within the time period specified above of any such claim or action shall relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith, but only to the extent the effect of such failure, refusal or neglect is to prejudice materially the rights of the Indemnitor in defending against the claim or action.

         (b) In case any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against an Indemnitee, and such Indemnitee shall have timely and properly notified the Indemnitor of the commencement thereof, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel selected by the Indemnitor. After notice from the Indemnitor to the Indemnitee of its election to assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for expenses incurred by Indemnitee in connection with the defense, conduct or settlement thereof, except for such expenses as may be reasonably required to enable the Indemnitor to take over such defense, conduct or settlement.

         (c) The Indemnitee will cooperate with the Indemnitor in connection with any such claim, make personnel, witnesses, books and records relevant to the claim available to the Indemnitor at no cost, and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as the Indemnitor may reasonably request in connection with the defense or settlement of any such claim.

         (d) In the event that the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Indemnitee shall have the exclusive right to prosecute, defend, compromise, settle or pay the claim in its sole discretion and pursue its rights under this Agreement; provided that, before settling any claim hereunder, the Indemnitee shall give five (5) business days' notice to the Indemnitor to allow the Indemnitor to reject the settlement, in which case the Indemnitor shall defend the claim.

         (e) Notwithstanding the foregoing in this Section 6.2, the Indemnitee shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be its fees and expenses unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor has failed to assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and the Indemnitee has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor (in which case, if the Indemnitee informs the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action, claim or proceeding on behalf of the Indemnitee, it being understood, however, that the Indemnitor shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnitee, which firm shall be designated in writing by the Indemnitee).


                                      ARTICLE 7

                                    MISCELLANEOUS

    7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein by the parties hereto and any indemnification obligations for breach thereof shall survive until the first anniversary of the Closing Date, except that the representations and warranties set forth in Section 2.4 (title), 3.3 (TNT-DE Shares) and the related indemnification obligations for breach thereof under Section 6.1 shall survive indefinitely.

    7.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by mutual consent of the Suechtings and TNT-DE.


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

    7.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the Exchange and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Exchange.

    7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the parties.

    7.5 HEADINGS. The article, section and paragraph headings in this Agreement are intended principally for convenience and shall not, by themselves, determine rights and obligations of the parties to this Agreement.

    7.6 NO WAIVER. No waiver by any part of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant contained in this Agreement.

    7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law.

    7.8 AMENDMENT. This Agreement may be amended only by a writing executed by all parties hereto.

    7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    7.10 EXPENSES. TNT-DE shall pay all costs and expenses associated with the transactions contemplated by this Agreement except as provided in Article 6.

    IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.


                                  TRACK 'N TRAIL, INC., a Delaware corporation


                                  By:
                                     -----------------------------------------
                                                   President



                                  --------------------------------------------
                                  BARBARA J. SUECHTING



                                  --------------------------------------------
                                  DEBORAH SUECHTING


                                  DAVID L. SUECHTING, CO-TRUSTEE OF
                                  THE SUECHTING FAMILY TRUST


                                  --------------------------------------------
                                       David L. Suechting, Trustee



                                  JACKIE SUECHTING, CO-TRUSTEE OF THE
                                  SUECHTING FAMILY TRUST


                                  --------------------------------------------
                                       Jackie Suechting, Trustee

                                  For purposes of Sections 3.1(b) and
                                  4.3 only:

                                  TRACK 'N TRAIL, a California corporation


                                  By:
                                     -----------------------------------------
                                                   President